Exhibit 10.1

WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT
THIS WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 22, 2017, is made between Varex Imaging Corporation (the “Borrower”), certain of the Borrower’s subsidiaries listed on the signature pages hereof under the heading “GUARANTORS” (each a “Guarantor”, and, collectively, the “Guarantors”), the lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 1, 2017 (as amended, modified and supplemented prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement, and provide certain waivers in connection therewith; and
WHEREAS, the Lenders party hereto are willing to do so on the terms and conditions hereof.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:
SECTION 1 Definitions; Interpretation.

a.Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
b.Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein.

SECTION 2 Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:

a.Section 8.1(a) of the Credit Agreement is hereby amended by deleting the text “and consolidating” each time such text appears therein.

b.Section 8.1(b) of the Credit Agreement is hereby amended by (i) replacing the text “December 31, 2016” therein with the text “June 30, 2017”, and (ii) deleting the text “and consolidating” each time such text appears therein.

c.Section 9.2 of the Credit Agreement is hereby amended by (i) deleting the text “and” in Section 9.2(r) thereof; (ii) replacing the text “.” with the text “; and” in Section 9.2(s) thereof; and (iii) inserting immediately after Section 9.2(s) thereof the following new Section 9.5(t) thereof:
“(t)    grants of customary back-up security interests over accounts receivable disposed pursuant to Section 9.5(k).”
d.Section 9.5 of the Credit Agreement is hereby amended by (i) deleting the text “and” in Section 9.5(i) thereof; (ii) replacing (x) the text “clause (k)” with the text “clause (j)”, and (y) the text “.” with the text “; and” in Section 9.5(j) thereof; and (iii) inserting immediately after Section 9.5(j) thereof the following new Section 9.5(k) thereof:

“(k)    Asset Dispositions in connection with accounts receivable financing transactions; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) the consideration received shall be in cash, (iii) the purchaser of such accounts receivable is not an Affiliate of any Credit Party and (iv) the aggregate purchase price of accounts receivable sold in reliance on this clause (k) shall not exceed $25,000,000 in any fiscal quarter.”
e.     Section 11.10 of the Credit Agreement is hereby amended by adding the following new text immediately prior to the second paragraph thereof:

“Upon any sale or other disposition by any Credit Party (other than to any other Credit Party) of any Collateral in connection with any sale or other disposition permitted under the Loan Documents, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 12.2, the security interests in such Collateral created by the Security Documents shall be automatically released.”
SECTION 3 Waiver.

a.Waiver. Effective as of the Amendment Effective Date, the Lenders party hereto hereby waive the following:

i.on a permanent basis, the Borrower’s obligation to make mandatory principal prepayments of the Loans pursuant to Section 4.4(b)(ii) of the Credit Agreement in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from an Asset Disposition permitted by Section 9.5(k) of the Credit Agreement as amended hereby;

ii.failure to deliver consolidating financial statements pursuant to Sections 8.1(a) and 8.1(b) of the Credit Agreement (prior to giving effect to this Amendment) prior to the date hereof;

iii.failure to deliver quarterly financial statements for the fiscal quarters ended December 31, 2016 and March 31, 2017 pursuant to Section 8.1(b) of the Credit Agreement (prior to giving effect to this Amendment) prior to the date hereof;

iv.failure to, prior to the date hereof, (x) notify, pursuant to Section 8.14(a) of the Credit Agreement, the Administrative Agent promptly after Varex Imaging West, LLC (“Varex West LLC”) became a Material Subsidiary and (y) deliver the documents required to be delivered pursuant to Section 8.14(a) of the Credit Agreement; and

v.failure to deliver prior written notice to the Administrative Agent of the change in name of PerkinElmer Medical Holdings, Inc. to Varex Imaging West Holdings, Inc. (“Varex West Inc.”, and together with Varex West LLC, the “Varex West Entities”) on July 31, 2017 pursuant to Section 5(f) of the Security Agreement.

b.Limitations. The waiver set forth above shall be limited precisely as written and relates solely to the provisions of Sections 4.4(b)(ii), 8.1(a), 8.1(b) and 8.14(a) of the Credit Agreement (prior to giving effect to this Amendment), and Section 5(f) of the Security Agreement in the manner and to the extent described above and nothing in this Amendment shall be deemed to:

i.constitute a waiver of compliance by any Credit Party with respect to any other term, provision or condition of the Credit Agreement, the Security Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or

ii.prejudice any right or remedy that any Secured Party may now have or may have in the future under or in connection with the Credit Agreement, the Security Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

SECTION 4 Conditions of Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent (the “Amendment Effective Date”):

a.Executed Counterparts. The Borrower, the Guarantors, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Administrative Agent.

b.Representations and Warranties. After giving effect to this Amendment:
i.the representations and warranties contained in Section 5 hereof shall be true and correct; and

ii.no Default or Event of Default shall have occurred and be continuing.

c.Costs and Expenses. The Administrative Agent shall have received all reasonable and documented out-of-pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) that are due and payable in connection with this Amendment.

d.Material Subsidiary Required Documents. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

i.Security Documents pledging one hundred percent (100%) of the total outstanding Equity Interests of Varex West LLC and a consent thereto executed by Varex West LLC (including, without limitation, if applicable, original certificated Equity Interests evidencing the Equity Interests of Varex West LLC, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof);

ii.a duly executed supplement to the Security Agreement executed by Varex West LLC;

iii.a duly executed supplement to the Guaranty Agreement executed by Varex West LLC;

iv.a certificate of a Responsible Officer of Varex West LLC certifying as to the incumbency and genuineness of the signature of each officer of Varex West LLC executing the Loan Documents listed in clauses (i), (ii) and (iii) of this Section 4(d) (collectively, the “Varex West Documents”) and this Amendment and certifying that attached thereto is a true, correct and complete copy of (A) the certificate of formation of Varex West LLC and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation (or equivalent), (B) the governing document of Varex West LLC as in effect on the Amendment Effective Date, (C) resolutions duly adopted by the board of directors (or other governing body) of Varex West LLC authorizing and approving the transactions contemplated by the Varex West Documents and this Amendment and the execution, delivery and performance of the Varex West Documents and this Amendment (D) each certificate required to be delivered pursuant to Section 4(d)(v);

v.a certificate as of a recent date of the good standing of Varex West LLC under the laws of its jurisdiction of formation;

vi.each document required by the Security Documents to be filed, registered or recorded in order to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral pledged by Varex West LLC and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens);

vii.the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy and tax matters), made against Varex West LLC under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of Varex West LLC, indicating among other things that the assets of Varex West LLC are free and clear of any Lien (except for Permitted Liens); and

viii.updated Schedules 7.1 and 7.2 to the Credit Agreement reflecting the name changes to the Varex West Entities, which schedules shall replace Schedules 7.1 and 7.2 of the Credit Agreement effective as of the Amendment Effective Date.

SECTION 5 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct:

a.Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party, and this Amendment and the Credit Agreement as amended hereby each constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

b.The representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects as of such earlier date).

c.The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended hereby, by each Credit Party does not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution and delivery of this Amendment, and the performance, validity or enforceability of this Amendment and the Credit Agreement as amended hereby.

d.No Default or Event of Default has occurred and is continuing (after giving effect to this Amendment).

SECTION 6 Acknowledgement, Agreement and Consent.

a.Each Credit Party confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall not be impaired and the Loan Documents to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

b.Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

c.Each Guarantor hereby acknowledges and agrees that the Secured Obligations guaranteed under the Guaranty Agreement will include all Secured Obligations, as amended by this Amendment.

d.Each Credit Party hereby acknowledges and agrees that (i) to the extent any Loan Document purports to grant, assign or pledge to the Administrative Agent or any other Person a security interest or Lien on any Collateral as security for the Secured Obligations, such grant, assignment or pledge is hereby ratified and confirmed in all respects and (ii) the Secured Obligations secured under the Security Documents will include all Secured Obligations, as amended by this Amendment.

SECTION 7 Miscellaneous.

a.Credit Agreement Otherwise Not Affected, Etc. Except as expressly amended pursuant hereto, each Loan Document shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect any Secured Party’s ability to enforce) any Default not explicitly waived by Section 3. On and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

b.No Reliance. Each Credit Party hereby acknowledges and confirms to each Secured Party that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

c.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

d.Complete Agreement; Amendments. This Amendment, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 12.2 of the Credit Agreement.

e.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

f.Loan Documents. This Amendment shall constitute a Loan Document.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.
THE BORROWER

VAREX IMAGING CORPORATION

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	Vice President, Finance, Treasury, and Business Development

THE GUARANTORS

VAREX IMAGING WEST HOLDINGS, INC. (formerly known as PerkinElmer Medical Holdings, Inc.)

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	Vice President, Finance, Treasury, and Business Development

VAREX IMAGING WEST, LLC

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	Vice President, Finance, Treasury, and Business Development

THE ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By:	/s/ Brenda Schriner
Name:	Brenda Schriner
Title:	Vice President

THE LENDERS

BANK OF AMERICA, N.A., as Swingline Lender, Issuing Lender and Lender

By:	/s/ Sebastian Lurie
Name:	Sebastian Lurie
Title:	Senior Vice President

DNB CAPITAL LLC, as Issuing Lender and Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Issuing Lender and Lender

By:	/s/ Ling Li
Name:	Ling Li
Title:	Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender and Lender

By:	/s/ Darin Mullis
Name:	Darin Mullis
Title:	Director

Sumitomo Mitsui Banking Corporation, as Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director